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                                                                       Exhibit 5


                        [Buchanan Ingersoll Letterhead]

                               September 26, 2002


Dick's Sporting Goods, Inc.
200 Industry Drive, RIDC Park West
Pittsburgh, PA 15275

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-1, as amended (registration No. 333-96587) (the "Registration Statement"), filed by Dick's Sporting Goods, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the initial public offering of an aggregate of up to 8,382,712 shares of the Company's Common Stock, $.01 par value, of which (a) 7,289,315 shares will be purchased by the underwriters from the Company and selling stockholders; and (b) up to 1,093,397 shares may be purchased by the underwriters from the selling stockholders, if the underwriters exercise in full the option granted to them to cover over allotments (collectively, the "Shares"), we, as special counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

         We express no opinion as to the applicability or compliance with or effect of Federal law or the law of any other jurisdiction other than the General Corporation Law of Delaware and the Commonwealth of Pennsylvania.

         Based on the foregoing, we are of the opinion that, when (a) the Amended and Restated Certificate of Incorporation is properly filed with, and accepted by, the Secretary of State of the State of Delaware in the form filed as Exhibit 3.2 to the Registration Statement and (b) the Company undertakes and completes the 2.31-for-1 stock split in the form of a stock dividend, the Shares will be duly authorized and, when issued and sold in the manner contemplated by the purchase agreement (the "Purchase Agreement") filed as Exhibit 1 to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of Common Stock" in the Prospectus contained therein.


         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.


                                              Very truly yours,

                                              BUCHANAN INGERSOLL
                                              PROFESSIONAL CORPORATION

                                              By:  /s/ Lewis U. Davis, Jr.
                                                  -----------------------------
                                                  Lewis U. Davis, Jr.